FIELDPOINT PETROLEUM CORPORATION

RESTRICTED STOCK AGREEMENT

          This Restricted Stock Agreement ("Agreement") is made as of the 6th day of February, 2006, by and between FieldPoint Petroleum Corporation, a Colorado corporation ("Company"), and Debra Funderburg ("Director").

Recitals

          A. The Director has been elected to the Board of Directors of the Company.

          B. The Company has agreed to issue to Director shares of its common stock, subject to the terms and conditions of this Agreement, in consideration for her service as a Director.

Agreement

          Now, Therefore, in consideration of the foregoing, the agreements set forth below, the parties hereby agree with each other as follows:

          Now, Therefore, It Is Agreed between the parties as follows:

          1.           Purchase and Sale of Stock. Director hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Director, an aggregate of 10,000 shares of the Company's Common Stock, par value $0.01 per share (the "Stock"), for a purchase price of $0.01 per share (the "Purchase Price"), for an aggregate purchase price of $100.00, payable in cash or check. The closing hereunder, including payment for and delivery of the Stock shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

          2.           Repurchase Option.

                    (a)           In the event Director ceases to be a director of the Company for any reason, then the Company shall have an irrevocable option ("Repurchase Option"), for a period of ninety (90) days after the date that Director ceases to be a director, or such longer period as may be agreed to by the Company and Director, to repurchase from Director, the Stock at the original price per share paid by Director (the "Purchase Price"), up to but not exceeding the number of shares of the Stock that have not vested in accordance with the provisions of Section 2(b) below as of such termination date.

                    (b)          The Stock shall vest and be released from the Repurchase Option as follows: 2,500 shares shall vest on the date that is six (6) months from the Effective Date; an additional 2,500 shares shall vest on the date that is twelve (12) months from the Effective Date; and, the final 5,000 shares shall vest on the date that is twenty-four (24) months from the Effective Date, until all of the Stock is released from the Repurchase Option; provided that in each case that Director remains a director of the Company prior to the date of such release.

          3.          Exercise Of Repurchase Option. The Repurchase Option shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 13(a). Such notice shall identify the number of shares of the Stock to be purchased and shall notify Director of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth in Section 2(a) above. The Company shall be entitled to pay for any shares of the Stock purchased pursuant to its Repurchase Option at the Company's option, if such payment is required, in cash or by offset against any indebtedness owing to the Company by Director, or by a combination of both. Upon delivery of such notice and payment of the purchase price (if any) in any of the ways described above, the Company shall become the legal and beneficial owner of the Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Stock being repurchased by the Company, without further action by Director.

          4.          Adjustments To Stock. If, from time to time, during the term of the Repurchase Option there is any change affecting the Company's outstanding common stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Director is entitled by reason of Director's ownership of the Stock shall be immediately subject to the Repurchase Option and be included in the word "Stock" for all purposes of the Repurchase Option with the same force and effect as the shares of the Stock presently subject to the Repurchase Option, but only to the extent the Stock is, at the time, covered by such Repurchase Option. The Purchase Price shall be appropriately adjusted with respect to any Stock subject to the Repurchase Option in connection with each such event.

          5.          Termination Of Repurchase Option. Section 2, Section 3 and Section 4 of this Agreement shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

          6.           Escrow Of Unvested Stock. As security for Director's faithful performance of the terms of this Agreement and to insure the availability for delivery of the Stock upon exercise of the Repurchase Option herein provided for, Director agrees that Company may require Director, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary's designee ("Escrow Agent"), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit A, together with a certificate or certificates evidencing all of the Stock subject to the Repurchase Option; said documents would be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Director set forth in Exhibit B attached hereto and incorporated by this reference, which instructions would also be delivered to the Escrow Agent at the closing hereunder.

          7.           Rights Of Stockholder. Subject to the provisions of Section 6, Section 8, Section 9 and Section 12 of this Agreement, Director shall exercise all rights and privileges of a Stockholder of the Company with respect to the Stock deposited in escrow. Director shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of the Stock and for the purpose of exercising any voting rights relating to such shares of Stock, even if some or all of such shares of the Stock have not yet vested and been released from the Repurchase Option.

          8.           Limitations on Transfer. After any of the Stock has been released from the Repurchase Option, Director shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with applicable securities laws. Any attempted transfer in violation of this provision shall be void and of no legal force.

          9.           Restrictive Legends. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto or the Company's Bylaws):

                    (a)           "THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A REPURCHASE RIGHT SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY STOCK SUBJECT TO SUCH REPURCHASE RIGHT IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

                    (b)           "THE STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                    (c)           Any legend required by appropriate blue sky officials.

          10.           Investment Representations. In connection with the purchase of the Stock, Director represents to the Company the following:

                    (a)           Director is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Director is purchasing the Stock for investment for Director's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act").

                    (b)           Director understands that the Stock have not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Director's investment intent as expressed herein.

                    (c)           Director further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Director further acknowledges and understands that the Company and any successor entities are under no obligation to register the Stock. Director understands that any certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

                    (d)           Director is familiar with the provisions of Rules 144, under the Act, as in effect from time to time, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. The Stock may be resold by Director in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Director has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

                    (e)           Director further understands that at the time Director wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Director would be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

                    (f)           Director further warrants and represents that Director has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect her own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of herself or of professional advisors to Director who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

          11.           Section 83(b) Election. Director understands that Section 83(a) of the Internal Revenue Code of 1986, as amended ("Code"), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, "restriction" includes the right of the Company to buy back the Stock pursuant to the Repurchase Option set forth in Section 2(a) above. Director understands that the imposition of restrictions, such as the Repurchase Option, after the Stock has been transferred to Director initially, as is the case here, may or may not result in a taxable event as the restrictions on the Stock lapse. To that end, Director may elect to be taxed, if such tax arises, at the time the Stock is initially made subject to the Repurchase Option, rather than when and as the Repurchase Option expires, by filing a protective election under Section 83(b) (an "83(b) Election") of the Code with the Internal Revenue Service within thirty (30) days from the date of transfer. Even if the fair market value of the Stock at the time of the execution of this Agreement equals the amount paid for the Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future, assuming that taxes would be imposed in the future in a circumstance such as this where the Stock was transferred previously. Director understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Director. Director further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Director acknowledges that the foregoing is only a summary of the possible effect of United States federal income taxation with respect to the imposition of restrictions on the Stock at this time, and does not purport to be complete. Director further acknowledges that the Company has directed Director to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Director may reside, and the tax consequences of Director's death. Director assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Stock.

          12.           Refusal To Transfer. The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

          13.           Miscellaneous.

                    (a)           Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

                     (b)           Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Director, Director's representatives, heirs, and assigns; provided, however, that as a condition to any such transfer or assignment the Company shall have received a written agreement from the proposed transferee or assignee confirming that such transferee or assignee shall be bound by all terms and conditions of this Agreement.

                     (c)           Attorneys' Fees; Specific Performance. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment for the Stock so purchased, pursuant to the terms of this Agreement, shall be entitled to receive the Common Stock, in specie, in order to have such Common Stock available for future issuance without dilution of the holdings of other stockholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Stock and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Stock.

                    d.           Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement may be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

                    e.           Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

                    f.           Independent Counsel. Director acknowledges that this Agreement has been prepared on behalf of the Company. Director has been provided with an opportunity to consult with Director's own counsel with respect to this Agreement.

                    g.           Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

                    h.           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

                    i.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Page Follows]

          In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

FieldPoint Petroleum Corporation
By: /s/ Ray D. Reaves
Ray D. Reaves, its President
Address:	1703 Edelweiss Drive
Cedar Park, Texas 78613

Director:

DEBRA FUNDERBURG
/s/ Debra Funderburg
Address:

Exhibit A - Stock Assignment Separate from Certificate

Exhibit B - Joint Escrow Instructions

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

          For Value Received, DEBRA FUNDERBURG hereby sells, assigns and transfers unto FieldPoint Petroleum Corporation, a Colorado corporation ("Company"), pursuant to the Repurchase Option under that certain Restricted Stock Agreement, dated February 6, 2006, by and between the undersigned and the Company ("Agreement"), 10,000 shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No. ________ and does hereby irrevocably constitute and appoint the Company's Secretary to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated:                                      , 2006

__________________________________
Debra Funderburg (Signature)

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

FieldPoint Petroleum Corporation

Ladies and Gentlemen:

          As Escrow Agent for both FieldPoint Petroleum Corporation, a Colorado corporation ("Company") and Debra Funderburg ("Director"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement dated as of February 6, 2006 ("Agreement"), to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

1.           In the event Company or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Director and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Company. Director and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.           At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

3.          Director irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Director does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Director shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4.           This escrow shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

5.           If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Director, you shall deliver all of the same to Director and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

6.           Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.           You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Director while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.           You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.           You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.           You shall not be liable for the loss of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.           Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint any officer or assistant officer of the Company as successor Escrow Agent, and Director hereby confirms the appointment of such successor as her attorney-in-fact and agent to the full extent of your appointment.

12.           If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13.           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14.           Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, or five (5) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

Company:	FieldPoint Petroleum Corporation
1703 Edelweiss Drive
Cedar Park, Texas 78613

Director:	DEBRA FUNDERBURG
__________________
__________________

Escrow Agent:	____________________
____________________
____________________

15.           By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16.           You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17.           This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" and "your" herein refer to the original Escrow Agent.

18.           This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of Colorado as such laws are applied by Colorado courts to contracts made and to be performed entirely in Colorado by residents of that state.

[Signature Page Follows]

Very truly yours,
FieldPoint Petroleum Corporation
/s/ Ray Reaves
Ray D. Reaves, President

Director:

DEBRA FUNDERBURG
/s/ Debra Funderburg

Escrow Agent:

__________________________________
[Name]